Washington Mutual's Acquisition of the National's U.S. Mortgage
Banking Operations At-A-Glance

Pricing:

  Washington Mutual will pay a US$25 (A$49) million premium over the value of the acquired assets.

Washington Mutual acquires:

  Servicing technology platform
  Wholesale, correspondent and consumer direct production channels (wholesale $3.9 billion; correspondent $28.7 billion; consumer direct $1.5 billion in originations, YTD as of 9/30/01)
  Performing pipeline and warehouse mortgage loans
  Loan servicing sites in Jacksonville, Florida and San Antonio, Texas
  Related corporate assets
  Approximately 2,700 employees
  Right to subservice the National's US$187.4 (A$363.9) billion servicing portfolio of U.S. direct loans (as of 9/30/01)
  A right of first offer to acquire the National's mortgage servicing rights

The National Australia Bank retains:

  Mortgage servicing rights and related hedges
  Debt financing and related hedges

Summary of Assets and Liabilities Acquired By Washington Mutual

As of 9/30/01 – US$ in Millions

Assets: Mortgage Warehouse Cash and Other Assets Total Assets Acquired Liabilities: Total Liabilities Acquired Net Assets over Liabilities Acquired	$ 1,815 96 1,911 16 $ 1,895